UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities and Exchange Act of 1934

Date of Report: April 5, 2004

Date of earliest event reported: April 5, 2004

Commission File No. 0-20709

D&E COMMUNICATIONS, INC.

(Exact Name of Registrant as specified in its charter)

Pennsylvania	23-2837108
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

124 East Main Street P.O. Box 458 Ephrata, PA 17522-0458	17522
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 733-4101

Item 9. Regulation FD Disclosure

The Report is being filed at the request of Institutional Shareholder Services (“ISS”) in order to provide additional detail with respect to fees paid by D&E Communications, Inc. (the “Company”), specifically relating to tax services provided by PricewaterhouseCoopers. This information supplements the required disclosures in the Company’s proxy statement for its 2004 Annual Meeting of Shareholders and is not intended to amend any of the disclosure in such proxy statement. ISS suggested that the Company make this information publicly available to all interested shareholders. The following is the information we are providing to ISS.

Fees Paid to Independent Auditors

The following table sets forth the fees billed by PricewaterhouseCoopers LLP for tax services rendered during the fiscal year ended December 31, 2003:

Tax fees – preparation and compliance	304,000
Tax planning services	148,000

Total fees	$452,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, D&E Communications, Inc. has caused this Report to be signed on its behalf by the undersigned hereunto fully authorized.

D&E COMMUNICATIONS, INC.

By:	/s/ Thomas E. Morell
Thomas E. Morell
Senior Vice President,
Chief Financial Officer and Treasurer

Date: April 5, 2004